Exhibit 1.1

EXECUTION VERSION

EXPRESS SCRIPTS HOLDING COMPANY

$500,000,000 2.600% Senior Notes Due 2020

$400,000,000 Floating Rate Senior Notes Due 2020

$500,000,000 3.050% Senior Notes Due 2022

UNDERWRITING AGREEMENT

November 20, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

One Bryant Park

New York, New York 10036

CITIGROUP GLOBAL MARKETS INC.,

388 Greenwich Street

New York, New York 10013

MIZUHO SECURITIES USA LLC

320 Park Avenue – 12th Floor

New York, New York 10022

As representatives (the “Representatives”) of the several Underwriters

Ladies and Gentlemen:

1. Introductory. Express Scripts Holding Company, a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 2.600% Senior Notes due 2020 (the “2020 Fixed Rate Notes”), $400,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2020 (the “2020 Floating Rate Notes”) and $500,000,000 aggregate principal amount of its 3.050% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Fixed Rate Notes and the 2020 Floating Rate Notes, the “Offered Securities”). The Offered Securities will be unconditionally guaranteed (the “Guarantees”) by the Guarantors (as defined below) and any other entity that becomes a guarantor of the Offered Securities following the Closing Date (as defined below), pursuant to the terms of the Indenture (as defined below). The Offered Securities shall be issued under an indenture, dated as of November 21, 2011 (the “Base Indenture”), and supplemented by supplemental indentures (each, a “Supplemental Indenture” and, collectively, the “Supplemental Indentures”) to be dated as of the Closing Date, among the Company, each of the entities listed on Schedule B hereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) (the Base Indenture, as supplemented by the Supplemental Indentures entered into on the Closing Date and as may be supplemented from time to time after the Closing Date, the “Indenture”).

2. Representations and Warranties of the Company and the Guarantors. The Company and each Guarantor jointly and severally represents and warrants to, and agrees with, the Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) an automatic shelf registration statement as defined under Rule 405 of the Act (as defined below) on Form S-3 (No. 333-221565), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses, which became effective upon filing. “Registration Statement” at any particular time means such registration statement, in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information (each as defined below) with respect to such registration statement, that in any case has not then been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time (as defined below). For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Underwriting Agreement (this “Agreement”):

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 2:53 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act and any document incorporated by reference therein.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market (the “Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Requirements of the Act. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which will constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package (as defined below) and the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable Rules and Regulations.

(c)    Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Required Filings. The Company has timely made all filings required to be made by it under the Exchange Act that are necessary in order to meet the eligibility requirements of Form S-3.

(v) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)    Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405.

(e)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 20, 2017 including the base prospectus, dated November 14, 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus (including each electronic road show), when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Good Standing of the Company. The Company (i) has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and

(ii) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (ii) where the failure to so qualify would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(h) Guarantor Good Standing. Each Guarantor (i) has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and (ii) is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or other entity in good standing, where applicable, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (ii) where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Guarantor is owned free from liens, encumbrances and defects.

(i) Execution and Delivery of Base Indenture; Supplemental Indentures; Guarantees; Offered Securities. The Base Indenture and the Supplemental Indentures have been duly authorized by the Company and each Guarantor and on the Closing Date (when the Offered Securities are delivered and paid for pursuant to this Agreement), the Indenture will have been duly executed and delivered by the Company and each Guarantor and will constitute the valid and legally binding obligations of the Company and each Guarantor, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Guarantees to be provided by the Guarantors have been duly authorized by each Guarantor; the Offered Securities have been duly authorized by the Company and will have been duly executed, authenticated and issued (assuming that the Offered Securities have been authenticated in the manner provided in the Indenture by the Trustee) on the Closing Date in accordance with the provisions of the Indenture and, when the Offered Securities are delivered and paid for on the Closing Date pursuant to this Agreement, the Offered Securities and the Guarantees of the Guarantors will constitute valid and legally binding obligations of the Company and each Guarantor, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Offered Securities conform to the description of such Offered Securities contained in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Prospectus.

(j) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder.

(k) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to a Registration Statement.

(m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is necessary or required for (i) the execution, delivery or performance by the Company or the Guarantors, as applicable, of their obligations under this Agreement, the Indenture, the Offered Securities or the Guarantees or (ii) the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained or made and such as may be required under state securities laws.

(n) Title to Property. The Company and each Guarantor has good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right except (A) as disclosed in the General Disclosure Package and the Final Prospectus or (B) as does not have a Material Adverse Effect and does not interfere with the use made and proposed to be made of such property by the Company and each Guarantor considered as one enterprise; and all of the leases and subleases of the Company and each Guarantor considered as one enterprise, and under which the Company or any Guarantor holds properties described in the General Disclosure Package and the Final Prospectus, are in full force and effect, except such failures to be in full force and effect that would not, individually or in the aggregate, result in a Material Adverse Effect.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company and each of the Guarantors, as applicable, of the Indenture and this Agreement and compliance with the terms and provisions thereof, the consummation of the transactions herein and therein contemplated, the issuance and sale of the Offered Securities and the issuance of the Guarantees and compliance with the terms and provisions thereof will not, in each case, result in a breach or violation of any of the terms and provisions or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to (i) the charter or by-laws or similar organizational documents of the Company or any Guarantor, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Guarantor or any of their properties or (iii) any agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the properties of the Company or any Guarantor is subject, except in the case of clauses (ii) and (iii), for such breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) Absence of Existing Defaults and Conflicts. None of the Company or any Guarantor is in violation of its respective organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(r) Possession of Licenses and Permits. The Company and each Guarantor (A) possesses, and is in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments or any governmental authority) (collectively, “Licenses”) necessary or material to the conduct of the business now conducted except where the failure to possess any such License would not result in a Material Adverse Effect and (B) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or such Guarantor, would individually or in the aggregate have a Material Adverse Effect.

(s) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of the Notes”, “United States Federal Income Tax Considerations to Non-U.S. Holders” and “Description of Debt Securities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(t) Absence of Manipulation. None of the Company or any Guarantor has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(u) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, (i) the Company, its subsidiaries and its Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s Internal Control over financial reporting is effective, and the Company is not aware of any material weakness in the Company’s Internal Control over financial reporting. Except as disclosed in the General Disclosure Package and the Final Prospectus, since December 31, 2016, there has been no change in the Company’s Internal Control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s Internal Control over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a–15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective.

(v) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by or before any court or governmental agency or body, domestic or foreign), involving the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, as applicable, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations, as applicable, under the Indenture (including each Guarantee set forth therein) or this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.

(w) Medicare; Medicaid. Except as disclosed in the General Disclosure Package and the Final Prospectus, none of the Company or any Guarantor has received written notice of any, and to the knowledge of the Company there are no, material Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company or any Guarantor.

(x) Financial Statements. The Company’s financial statements included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package together with the related schedules and notes present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included or incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package present fairly the information required to be stated therein.

(y) Capitalization. The stockholder’s equity, cash and cash equivalents and long-term indebtedness of the Company as of September 30, 2017 was as set forth in the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization”; and there has not been (i) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities, benefit or compensation plans disclosed in the General Disclosure Package and the Final Prospectus or (ii) any subsequent increase, if any, in the outstanding principal amount of long-term indebtedness, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus or under instruments outstanding as of September 30, 2017.

(z) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries.

(aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer, nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act of 2010 or similar law of any other relevant jurisdiction. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(cc) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries and, so far as the Company is aware, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, any joint venture partner or any other person or entity, for the purpose of financing the activities of any person or entity, or in any country or territory (including Cuba, Iran, Crimea, Syria and North Korea), that, at the time of such financing, is the subject of any U.S. sanctions administered or enforced by the United States (including any sanctions administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce).

(ee) Information Incorporated by Reference. The interactive data in XBRL included or incorporated by reference in the Registration Statement, any Statutory Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (i) the principal amount of the 2020 Fixed Rate Notes set forth opposite the name of such Underwriter in Schedule A hereto at a purchase price equal to 99.527% of the principal amount thereof, (ii) the principal amount of the 2020 Floating Rate Notes set forth opposite the name of such Underwriter in Schedule A hereto at a purchase price equal to 99.550% of the principal amount thereof and (iii) the principal amount of the 2022 Notes set forth opposite the name of such Underwriter in Schedule A hereto at a purchase price equal to 99.193% of the principal amount thereof. The terms of the Offered Securities are as set forth in the General Disclosure Package.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, at 10:00 a.m., New York City time, on November 30, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424, within the time period prescribed. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. Prior to the termination of the offering of the Offered Securities, the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) General Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the General Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representatives may reasonably request.

(d) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f) Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of the obligations of the Company and the Guarantors under this Agreement, including but not limited to any expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of circulars relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors, including the chartering of airplanes, fees and expenses in connection with the issuance, offer, sale or registration of the Offered Securities, and expenses incurred in printing and distributing this Agreement, the Offered Securities, the Indenture, the General Disclosure Package and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. Neither the Company nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 90 days after the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, other than (i) the General Use Issuer Free Writing Prospectuses listed in Schedule C hereto, (ii) the term sheets prepared pursuant to clause (b) below and (iii) electronic road shows, if any, furnished to the Representatives before use. Any such free writing prospectus consented to by the Company and the Representatives (including those referred to in clauses (i), (ii) and (iii) above) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare final term sheets relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheets within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheets of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information”, as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriters shall have received letters, dated, respectively, the date hereof and the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants with respect to the Company, within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated the Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to the Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company and the Guarantors. The Underwriters shall have received opinions and a negative assurance letter, in each case dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantors, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of General Counsel. The Underwriters shall have received an opinion, dated the Closing Date, of Martin P. Akins, General Counsel of the Company, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Regulatory Counsel. The Underwriters shall have received an opinion, dated the Closing Date, of Holland & Knight LLP, special regulatory counsel of the Company, to the effect the statements in the General Disclosure Package and Final Prospectus (including the documents incorporated by reference therein) under any headings relating to regulatory disclosure, insofar as they constitute summaries of legal documents, legal proceedings or refer to matters of law or legal conclusions, are accurate in all material respects.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (A) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct; (B) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the their knowledge and after reasonable investigation, are threatened by the Commission; and (D) subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no Material Adverse Effect, except as set forth in the General Disclosure Package and the Final Prospectus.

(i) Indenture and the Offered Securities. The Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed thereof. The Offered Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence or good standing of the Company and the Guarantors in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification of the Underwriters. Each of the Company and the Guarantors jointly and severally will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and each of their respective officers who signs a Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Statutory Prospectus and Final Prospectus furnished on behalf of each Underwriter: the sentences related to concessions and reallowances, the last paragraph under “Underwriting (Conflicts of Interest)” in the Final Prospectus and the paragraphs related to market-making, stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of the Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to

Section 9 hereof, the Company and the Guarantors will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, each Guarantor and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Fax: (646) 291-1469, Attention: General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Mizuho Securities USA LLC, 320 Park Avenue – 12th Floor, New York, NY 10022, Attention: Debt Capital Markets Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it care of Express Scripts Holding Company, One Express Way, St. Louis, MO 63121, Attention: Martin P. Akins, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representatives jointly will be binding upon each of the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and each Guarantor acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the General Disclosure Package or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company and the Guarantors on other matters;

(b) Arms’ Length Negotiations. The prices of the Offered Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantors have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and each Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each party hereto agrees to waive to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and each Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Timothy C. Wentworth
Name:	Timothy C. Wentworth
Title:	President and Chief Executive Officer

EXPRESS SCRIPTS, INC.
MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ David Queller
Name:	David Queller
Title:	President

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above

written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Douglas A. Muller
Name:	Douglas A. Muller
Title:	Managing Director

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above

written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Vice President

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above

written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

MIZUHO SECURITIES USA LLC

By:	/s/ Moshe Tomkiewicz
Name:	Moshe Tomkiewicz
Title:	Managing Director

SCHEDULE A

to Underwriting Agreement

Underwriter	Principal Amount of 2.600% Senior Notes due 2020 to be Purchased	Principal Amount of Floating Rate Senior Notes due 2020 to be Purchased	Principal Amount of 3.050% Senior Notes due 2022 to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$77,500,000	$62,000,000	$77,500,000

Citigroup Global Markets Inc.	75,000,000	60,000,000	75,000,000

Mizuho Securities USA LLC	75,000,000	60,000,000	75,000,000

Credit Suisse Securities (USA) LLC	35,000,000	28,000,000	35,000,000

J.P. Morgan Securities LLC	35,000,000	28,000,000	35,000,000

Morgan Stanley & Co. LLC	35,000,000	28,000,000	35,000,000

RBC Capital Markets, LLC	35,000,000	28,000,000	35,000,000

Wells Fargo Securities, LLC	35,000,000	28,000,000	35,000,000

Credit Agricole Securities (USA) Inc.	15,000,000	12,000,000	15,000,000

Scotia Capital (USA) Inc.	15,000,000	12,000,000	15,000,000

SMBC Nikko Securities America, Inc.	15,000,000	12,000,000	15,000,000

SunTrust Robinson Humphrey, Inc.	15,000,000	12,000,000	15,000,000

TD Securities (USA) LLC	15,000,000	12,000,000	15,000,000

U.S. Bancorp Investments, Inc.	15,000,000	12,000,000	15,000,000

Loop Capital Markets LLC	7,500,000	6,000,000	7,500,000

Total	$500,000,000	$400,000,000	$500,000,000

SCHEDULE B

to Underwriting Agreement

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation
EXPRESS SCRIPTS, INC.	Delaware
MEDCO HEALTH SOLUTIONS, INC.	Delaware

SCHEDULE C

to Underwriting Agreement

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1. Final term sheet, dated November 20, 2017, for the 2.600% Senior Notes due 2020, the Floating Rate Senior Notes due 2020 and the 3.050% Senior Notes due 2022.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.